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Exhibit 21

NAME OF SUBSIDIARY	INCORPORATED	OWNED
Happenings Communications Group, Inc.	Texas	100%

        Subsequent to the transaction we announced in our Current Report on Form 8-K on March 20, 2012, we acquired the following subsidiaries:

The Longaberger Company	Ohio	51.7%

        Wholly-owned subsidiaries of The Longaberger Company:

TMRCL Holding Company	Ohio	100%
TMRCL Holding LLC	Ohio	100%
The Longaberger Company Canada	Nova Scotia, Canada	100%

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  Exhibit 21